                                                                               .
                                                                               .
                                                                               .

                                                                   EXHIBIT 10.14

                                TABLE OF CONTENTS

ARTICLE 1: REFERENCE DATA AND DEFINITIONS ....................................     5

1.01: REFERENCE DATA .........................................................     5
1.02: GENERAL PROVISIONS .....................................................     6
1.03: TERMS DEFINED ..........................................................     7

ARTICLE 2: PREMISES ..........................................................    13

2.01: PREMISES ...............................................................    13
2.02: APPURTENANCES ..........................................................    13

ARTICLE 3: TERM ..............................................................    14

3.01: TERM COMMENCEMENT ......................................................    14
3.02: TERMINATION ............................................................    14

ARTICLE 4: RENT ..............................................................    14

4.01: BASIC RENT .............................................................    14
4.02: COMPUTATION OF BASIC RENT ..............................................    14

ARTICLE 5: USE OF PREMISES ...................................................    14

5.01: USE RESTRICTED .........................................................    14

ARTICLE 6: TAXES; OPERATING EXPENSES; ESTIMATED COST OF ELECTRICAL SERVICES ..    14

6.01: EXPENSES AND TAXES .....................................................    14
6.02: ANNUAL STATEMENT OF ADDITIONAL RENT DUE ................................    15
6.03: MONTHLY PAYMENTS OF ADDITIONAL RENT ....................................    15
6.04: ACCOUNTING PERIODS .....................................................    15
6.05: ABATEMENT OF TAXES .....................................................    15
6.06: LATE PAYMENT OF RENT ...................................................    16

ARTICLE 7: IMPROVEMENTS, REPAIRS, ADDITIONS, REPLACEMENTS ....................    16

7.01: PREPARATION OF THE PREMISES ............................................    16
7.02: INTENTIALLY OMITTED ....................................................    16
7.03: DELAYS .................................................................    16
7.04: TENANT'S ACCESS TO PREMISES ............................................    16
7.05: ALTERATIONS AND IMPROVEMENTS ...........................................    17
7.07: MAINTENANCE ............................................................    18
7.08: REDELIVERY .............................................................    18

ARTICLE 8: BUILDING SERVICES .................................................    18

8.01: BUILDING SERVICES ......................................................    18
8.02: OTHER JANITORS .........................................................    18
8.03: ADDITIONAL SERVICES ....................................................    18
8.04: LIMITATIONS ON LANDLORD'S LIABILITY ....................................    18
8.05: ELECTRIC SERVICE .......................................................    19

ARTICLE 9: TENANT'S PARTICULAR COVENANTS .....................................    19

9.01: PAY RENT ...............................................................    19
9.02: OCCUPANCY OF THE PREMISES ..............................................    19
9.03: SAFETY .................................................................    19
9.04: EQUIPMENT ..............................................................    19
9.05: ELECTRICAL EQUIPMENT ...................................................    20
9.06: PAY TAXES ..............................................................    20
9.07: TENANT'S COVENANTS .....................................................    20

ARTICLE 10: REQUIREMENTS OF PUBLIC AUTHORITY .................................    20

10.01: LEGAL REQUIREMENTS ....................................................    20
10.02: CONTESTS ..............................................................    20

ARTICLE 11: COVENANT AGAINST LIENS ...........................................    21

11.01: MECHANICS LIENS .......................................................    21
11.02: RIGHT To DISCHARGE ....................................................    21

ARTICLE 12: ACCESS TO PREMISES ...............................................    21

12.01: ACCESS ................................................................    21

ARTICLE 13: ASSIGNMENT AND SUBLETTING; OCCUPANCY ARRANGEMENTS ................    21

13.01: SUBLETTING AND ASSIGNMENT .............................................    21

ARTICLE 14: INDEMNITY ........................................................    22

14.01: TENANT'S INDEMNITY ....................................................    22
14.02: LANDLORD'S LIABILITY ..................................................    22

ARTICLE 15: INSURANCE ........................................................    23

15.01: LIABILITY INSURANCE ...................................................    23
15.02: CASUALTY INSURANCE ....................................................    23

ARTICLE 16: WAIVER OF SUBROGATION ............................................    23

16.01: WAIVER OF SUBROGATION .................................................    23
16.02: WAIVER OF RIGHTS ......................................................    23

ARTICLE 17: DAMAGE OR DESTRUCTION ............................................    24

17.01: SUBSTANTIAL DAMAGE ....................................................    24
17.02: RESTORATION ...........................................................    24

ARTICLE 18: EMINENT DOMAIN ...................................................    24

18.01: TOTAL TAKING ..........................................................    24
18.02: PARTIAL TAKING ........................................................    24
18.03: AWARDS AND PROCEEDS ...................................................    25

ARTICLE 19: QUIET ENJOYMENT ..................................................    25

19.01: LANDLORD'S COVENANT ...................................................    25
19.02: SUBORDINATION .........................................................    25
19.03: NOTICE TO MORTGAGEE ...................................................    25
19.04: OTHER PROVISIONS REGARDING MORTGAGEES .................................    26

ARTICLE 20: DEFAULTS; EVENTS OF DEFAULT ......................................    26

20.01: DEFAULTS ..............................................................    26
20.02: TENANT'S BEST EFFORTS .................................................    26
20.03: ELIMINATION OF DEFAULT ................................................    27

ARTICLE 21: INSOLVENCY .......................................................    27

21.01: INSOLVENCY ............................................................    27

ARTICLE 22: LANDLORD'S REMEDIES; DAMAGES ON DEFAULT ..........................    27

22.01: LANDLORD'S REMEDIES ...................................................    27
22.02: SURRENDER .............................................................    27
22.03: RIGHT TO RELET ........................................................    28
22.04: SURVIVAL OF COVENANTS .................................................    28
22.05: RIGHT TO EQUITABLE RELIEF .............................................    29
22.06: RIGHT TO SELF HELP; INTEREST ON OVERDUE RENT ..........................    29
22.07: FURTHER REMEDIES ......................................................    29

ARTICLE 23:  WAIVERS .........................................................    29

23.01: NO WAIVERS ............................................................    29

ARTICLE 24: SECURITY DEPOSIT .................................................    30

24.01: SECURITY DEPOSIT ......................................................    30

ARTICLE 25: GENERAL PROVISIONS ...............................................    30

25.01: FORCE MAJEURE .........................................................    30
25.02: NOTICES AND COMMUNICATIONS ............................................    30
25.03: CERTIFICATES, ESTOPPEL LETTER .........................................    31
25.04: RENEWAL ...............................................................    31
25.05: GOVERNING LAW .........................................................    31
25.06: PARTIAL INVALIDITY ....................................................    31
25.07: INTERPRETATION; CONSENTS ..............................................    32
25.08: BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY ....................    32
25.09: PARTIES ...............................................................    32
25.10: WAIVER OF TRIAL BY JURY ...............................................    32

ARTICLE 26: MISCELLANEOUS ....................................................    33

26.01: HOLDOVER CLAUSE .......................................................    33
26.02: RIGHT OF FIRST REFUSAL ................................................    33
26.03: SIGNAGE ...............................................................    33
26.04: BROKERAGE .............................................................    33

ARTICLE 27: ENTIRE AGREEMENT .................................................    34

27.01: ENTIRE AGREEMENT ......................................................    34

EXHIBIT A: (PLAN SHOWING TENANT'S SPACE) .....................................    35

EXHIBIT B: (LANDLORD'S WORK) .................................................    36

EXHIBIT C: MEMORANDUM OF WORK AND INSTALLATIONS ..............................    37

EXHIBIT D: AGREEMENT .........................................................    41

EXHIBIT E: SERVICE TO BE PROVIDED BY LANDLORD (AS OPERATING EXPENSES) ........    43

EXHIBIT F: RULES AND REGULATIONS .............................................    45

EXHIBIT G: ESTOPPEL CERTIFICATE ..............................................    47

165 FOREST STREET - MARLBOROUGH, MASSACHUSETTS

                                                    OFFICE LEASE - STANDARD FORM

THIS LEASE ("Lease") made in Marlborough, Massachusetts, by and between 165 Forest Street Realty Trust of 1992 a duly organized and existing Massachusetts Realty Trust ("Landlord") having a principal place of business c/o Rosewood Development Corporation at 293 Boston Post Road West, Suite 320, Marlborough, Massachusetts 01752, and Egenera, Inc. a duly organized and existing Massachusetts Corporation ("Tenant") having a principal place of business at 563 Main Street, Bolton, MA 01740.

                                   WITNESSETH:

ARTICLE 1: REFERENCE DATA AND DEFINITIONS

1.01: REFERENCE DATA

LANDLORD'S REPRESENTATIVE:                David P. Depietri
                                          Rosewood Development Corporation

LANDLORD'S ADDRESS:                       165 Forest Street Realty Trust of 1992
(For Payment of Rent)                     c/o Rosewood Development Corporation
                                          Suite 320
                                          293 Boston Post Road West
                                          Marlborough, MA 01752

LANDLORD'S ADDRESS:                       Same As Above
(For Notice and Billing)

TENANT:                                   Egenera, Inc.

TENANT'S REPRESENTATIVE:                  Vern J, Brownell

TENANT'S PHONE NUMBER:                    (978) 779-6800

TENANT'S FAX NUMBER:                      (978) 779-9730

PREMISES:                                 The portion of the
                                          Building known as Suites
                                          200, 300 and 400 as shown
                                          on Exhibit A attached
                                          hereto.

RENTABLE AREA OF PREMISES:                31,277 rentable square feet.

RENTABLE AREA OF THE BUILDING:            48,959 rentable square feet

TERM COMMENCEMENT DATE:        The date upon which the Landlord shall deliver
                               the entire Premises to Tenant free of all tenants and occupants, subject to the provisions of
                               Section 2.01 hereof, which is estimated on or before January 1, 2001.

RENT COMMENCEMENT DATE:        Upon the Term Commencement Date.

LEASE TERM:                    Ten (10) years (plus the partial month, if any,
                               immediately following the Term
                               Commencement Date)

BASIC RENT:                    See Schedule Below

YEARS    RATE PER SQ. FT.   ANNUAL RENT    MONTHLY RENT
-----    ----------------   -----------    ------------
 1-5          $21.00        $656,817.00     $54,734.75
 6-10         $22.00        $688,094.00     $57,341.17

COST OF ELECTRICAL SERVICE:               Tenant to be separately metered for electrical
                                          service.

INITIAL MONTHLY PAYMENT, (Basic Rent):    $54,734.75

REAL ESTATE TAX BASE:                     $1.67

OPERATING EXPENSE BASE:                   $2.45

TENANT'S SHARE:                           63.88%

SECURITY DEPOSIT:                         $800,000.00 (see article 24.01)

GUARANTOR:                                N/A

PERMITTED USES:                           General Office and computer lab uses which
                                          are consistent with a first class office building.

1.02: GENERAL PROVISIONS

For all purposes of the Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

      a) The words herein, hereof, hereunder and other words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

      b) A pronoun in one gender includes and applies to the other genders as well.

      c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

      d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

      e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

      f) All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof.

1.03: TERMS DEFINED

Each term or expression set forth above in Section 1.01 hereof or below in this
Section 1.03 has the meaning stated immediately after it.

ADDITIONAL SERVICES: Services provided to Tenant or in respect to the Premises which are not described in Exhibit E hereto.

ADJUSTED OPERATING EXPENSE BASE: The amount determined by multiplying the Operating Expense Base by the Adjustment Factor.

ADJUSTED TAX BASE: The amount determined by multiplying the Real Estate Tax Base by the Adjustment Factor. -

ADJUSTMENT FACTOR: With respect to the First Calendar Year and the Last Calendar Year, the percentage computed by dividing (i) the number of days of each such period falling within the Lease term by (ii) 365.

AFFILIATE: With respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, the term control when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled by have meanings correlative to the foregoing.

AUTHORIZATIONS: All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of a Permitted Use therein.

BASIC SERVICES: The services described in Exhibit E hereto.

BUILDING: The building located at 165 Forest Street, Marlborough, Massachusetts.

BUILDING STANDARD TENANT FINISHES: The standards set by Landlord for the quality of work done on the Premises described in Exhibit B.

BUSINESS DAY: A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.

CALENDAR YEAR: The First Calendar Year; the Last Calendar Year and full calendar year (January 1 through December 31) occurring during the Lease Term.

COMMON AREAS: All areas devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts, and elevators, stairwells and stairs, mechanical rooms, janitor closets, vending areas and other similar facilities for the provision of Services or the use of all occupants of multi-tenant floors or all occupants of the Building together with all walkways and driveways necessary or appropriate for access to the Building and the parking areas serving the Building.

CONTROL: As defined in the definition of Affiliate.

CORPORATION: A corporation, company, association, business trust or similar organization wherever formed.

DEFAULT: Any event or condition specified in Article 20 hereof so long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled.

EVENT OF DEFAULT: Any event or condition specified in (a) Article 20 hereof (if all applicable periods for the giving of notice or lapse of time or both have been fulfilled) or (b) in Article 21 hereof.

FIRST CALENDAR YEAR: The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31.

FORCE MAJEURE: Acts of God, strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or Default of the other party to this Lease; provided, however, lack of money shall not be deemed such a cause.

GENERAL CONTRACTOR; N/A

GOVERNMENTAL AUTHORITY: United States of America, the Commonwealth of Massachusetts, the town of Marlborough, County of Middlesex and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.

INSOLVENCY: The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an insolvency hereunder.

INSURANCE REQUIREMENTS: All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).

LAND: The land on 165 Forest Street, Marlborough, Massachusetts, County of Middlesex, Commonwealth of Massachusetts.

LANDLORD'S CONTRIBUTION: The amount contributed by Landlord as a credit toward the cost of finishing the Premises shown on Exhibit B.

LANDLORD'S WORK: The work to be done by Landlord with respect to the Premises described on Exhibit B.

LAST CALENDAR YEAR: The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date.

LEASE TERM: The period commencing on the Term Commencement Date and ending on the Lease Termination Date.

LEASE TERMINATION DATE: The earlier to occur of (1) the Stated Expiration Date,
(2) the termination of this Lease by Landlord as the result of an Event of Default, (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.

LEASE YEAR: A period commencing on the Term Commencement Date (or an anniversary thereof) and ending on the day before the next succeeding anniversary thereof. For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof. The last Lease Year shall end on the Lease Termination Date.

LEGAL REQUIREMENTS: All statutes, codes, ordinances (and all rules and regulations hereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Premises or Building or to any condition or use thereof and the provisions of all Authorizations.

OCCUPANCY ARRANGEMENT: With respect to the Premises or any portion thereof of the Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, any tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies the Premises for any purpose.

OPERATING EXPENSE BASE: With respect to each Calendar Year the amount determined by multiplying the Rentable Area of the Premises by the amount hereinbefore set forth as the Operating Expense Base per square foot of Rentable Area of the Building per year, but with respect to the First Calendar Year and the Last Calendar Year, the Adjusted Operating Expense Base.

OPERATING EXPENSES: All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Building) and the Land and the provision of Basic Services, including, but not limited to
(a) wages, salaries, fees and costs to Landlord of all Persons engaged in connection therewith, including taxes, insurance, and benefits relating thereto;
(b) the cost of (i) all supplies and materials, electricity and lighting, for Common Areas, (ii) water, heat, air conditioning, and ventilating for the Building, (iii) all maintenance, janitorial, and service agreements, (iv) all insurance, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, (v) repairs and general maintenance, (vi) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles (provided that in the event the reasonably estimated annual savings arising from the installation of any such capital improvement shall exceed such annual amortization, Operating Expenses shall include, in lieu of such amortization, such estimated annual savings until the cost of such improvement shall have been completely amortized), (vii) pursuing an application for an abatement of taxes pursuant to
Section 6.05 hereof to the extent not deducted from the abatement, if any, received, and (viii) providing office space for the manager of the Building; (c) management fees which shall not exceed 5% of the gross rent and only to the extent that inclusion of such fees does not result in duplication of any expenses, costs or disbursements otherwise included in Operating Expenses); and
(d) a share (equal to percentage computed by a fraction the numerator of which is the Rentable Area of the Building and the denominator of which is the aggregate Rentable Area of all constructed buildings (including the Building at 165 Forest Street), of the cost to Landlord of operating, repairing and maintaining exterior common areas and facilities which may not be located entirely on the Land but which are available for landscaping, security and maintenance for common roadways and open areas. Operating Expenses shall not include (i) capital items except as provided above or (ii) specific costs billed to and paid by specific tenants. Operating Expenses shall be determined using the accrual basis of accounting. If at any time during the term, less than ninety-five percent (95%) of the Rentable Area of the project is occupied, the Operating Expenses shall be adjusted by the Landlord to reasonably approximate the Operating Expenses which would be incurred if the project had been at least ninety-five percent (95%) occupied.

PARTIAL TAKING: Any Taking which is not a Total Taking

PERMITTED EXCEPTIONS: Any liens or encumbrances on the Premises which do not substantially interfere with Tenant's use and enjoyment of the Premises in the nature of (a) liens for taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder,
(d) mortgages of record, and (e) Title Conditions.

PERSON: An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

PREMISES: The space in the Building shown on Exhibit A attached hereto.

PROCEEDS: With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.

PROHIBITED OCCUPANCY ARRANGEMENT: An Occupancy Arrangement which provides for any rent or other payment based in whole or in part on the net income or profits derived by any person from the Premises.

REAL ESTATE TAX BASE: With respect to each Calendar Year the amount determined by multiplying the Rentable Area of the Premises by the amount hereinbefore set forth as the Real Estate Tax Base per square foot of Rentable Area of the Premises per year, but with respect to the First Calendar Year and the Last Calendar Year, the Adjusted Tax Base.

RENT: Basic Rent and all Additional Rent.

RENTABLE AREA OF THE PREMISES: The number of square feet stated in Section 1.01, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof. The calculation was made according to the following formula:

      i. On single tenant floors, the usable area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of Common Areas.

      ii. On multi-tenant floors, the usable area measured from the inside surface of the outer glass of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of Common Areas.

RULES AND REGULATIONS: Reasonable rules and regulations promulgated by Landlord and uniformly applicable to persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit F.

SERVICES: Basic Services and Additional Services.

SPECIAL WORK: Work done in or with respect to the Premises which is not part of Landlord's Work or the cost of which exceeds Landlord's Contribution.

STATED EXPIRATION DATE: The last day of the last Lease Year of the Term stated in Section 1.01.

SUBSTANTIAL COMPLETION DATE: The date on which the Premises together with the appurtenant areas of the Building necessary for access and service thereto, have been completed in accordance with Article 7 hereof except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonably tenantable and suitable for the Permitted Uses and because of season or weather or nature of the item cannot practicably be done at the time.

TAKING: The taking or condemnation of title to all or any part of the Land or the possession or use of the Building or the Premises by a person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.

TAXES: All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, and become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and are tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

TENANT: As defined in the preamble hereof.

TENANT'S COST: The cost of work done in connection with the completion of the Premises in excess of (i) the cost of Landlord's Work and (ii) Landlord's Contribution.

TENANT'S SHARE: Tenant's share of building is equal to T divided by B, where "T" is equal to the number of rentable square feet rented by the Tenant and "B" is equal to 100% of the total rentable square feet of the building.

TERM COMMENCEMENT DATE: The date set forth in Section 1.01 as the Term Commencement Date.

TITLE CONDITIONS: All covenants, agreements, restrictions, easements and declarations of record on the date hereof which are permitted Exceptions so far as the same may be from time to time in force and applicable.

TOTAL TAKING: (i) a Taking of: (a) the fee interest in all or substantially all of the Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

WORK LETTER: The agreement between Landlord and Tenant with respect to the finishing of the Premises.

WORKING DRAWINGS: The Working Drawings for the finishing of the Premises developed by Landlord and Tenant in accordance with the Work Letter. The Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans which are required to finish the Premises or to obtain any Authorization required therefore.

ARTICLE 2: PREMISES

2.01: PREMISES

Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work is done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises either during the course of performing such work or upon completion thereof. Landlord shall deliver the Premises to Tenant free of all tenants and occupants on or before January 1, 2001; however, if for any reason delivery of the premises to Tenant is delayed beyond February 1, 2001 Tenant shall have the right to terminate this Lease by notice to Landlord given at any time thereafter. In the event of such termination, Landlord shall return the Security Deposit to Tenant within
(10) days following the giving of such termination notice. Landlord agrees upon request by Tenant to execute and deliver a notice of lease in recordable form and a commencement date agreement confirming the Term Commencement Date.

2.02: APPURTENANCES

Tenant may use the Common Areas and the Land as appurtenant to the Premises for the purposes for which they were designed.

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

ARTICLE 3: TERM

3.01: TERM COMMENCEMENT

The Lease Term shall commence on the Term Commencement Date as defined in
Section 1.01.

3.02: TERMINATION

The Lease Term shall end on the Lease Termination Date.

ARTICLE 4: RENT

4.01: BASIC RENT

Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefore, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. The first installment of Basic Rent shall be paid on the Rent Commencement Date. Subsequent installments of Basic Rent shall be paid on the first day of every calendar month thereafter. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated and paid on the Term Commencement Date and the first day of the calendar month in which the Lease Termination Date is to occur.

4.02: COMPUTATION OF BASIC RENT

The Basic Rent for each of the ten (10) Lease Years shall be stated in Article
1.01 hereof.

Basic Rent so determined shall be exclusive of (and in addition to) amounts due hereunder for Taxes and Operating Expenses.

ARTICLE 5: USE OF PREMISES

5.01: USE RESTRICTED

The Premises may be used for the Permitted Uses and for no other purpose. No improvements may be made in or to the Premises except as otherwise provided in this Lease.

ARTICLE 6: TAXES; OPERATING EXPENSES; ESTIMATED COST OF ELECTRICAL SERVICES

6.01: EXPENSES AND TAXES

If with respect to any Calendar Year, Tenant's Share of (a) Operating Expenses exceeds the Operating Expense Base or (b) Taxes exceeds the Tax Base (whether as the result of an increase

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

in rate or assessment or both), Tenant shall pay to Landlord the amount of each such excess. Any amount due with respect to this Section 6.01 shall be due on the date which is thirty (30) days after receipt by the Tenant of the statement described in Section 6.02 hereof.

6.02: ANNUAL STATEMENT OF ADDITIONAL RENT DUE

Landlord shall render to Tenant a statement, showing (i) for the Calendar Year so indicated (a) Taxes and (b) Operating Expenses and (ii) for the then current Calendar Year, and estimate for (a) Operating Expenses (b) Taxes and (c) Tenant's obligation under Section 6.01.

6.03: MONTHLY PAYMENTS OF ADDITIONAL RENT

Tenant shall pay to Landlord in advance for each calendar month of the Lease Term falling between receipt by Tenant of the statement described in Section
6.02 and receipt by Tenant of the next such statement, as Additional Rent an amount equal to 1/12th of Tenant's estimated obligation under Section 6.01 shown thereon. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default).

6.04: ACCOUNTING PERIODS

Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

6.05: ABATEMENT OF TAXES

Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. Landlord shall make such an application at any time tenants occupying more than 60% of the Rentable Area of the Building under written Occupancy Arrangements directly with the Landlord request that Landlord do so. If (i) such an application is successful and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) pay to Tenant Tenant's Share (adjusted for any period for which Tenant has made a partial payment) of abatement, with interest, if any, paid by the Governmental Authority on such abatement and (c) retain the balance, if any.

6.06: LATE PAYMENT OF RENT

If any installment of Basic Rent or Additional Rent is not received in full within five (5) days of its due date then, in addition to any other rights or remedies of the Landlord, upon demand of Landlord, Tenant shall pay for each month that rental payments are not timely made, a sum equal to ten percent (10%) of each unpaid portion of such monthly installment as a liquidated damages charge arising out of and occurring as the result of each such late payment.

In the event that Tenant makes three (3) or more late payments of rent in any given year during the Term, Landlord may deem such action to constitute an Event of Default sufficient to terminate (i) the Lease (ii) any provision for exercise by Tenant of any option rights under the Lease or (iii) both.

ARTICLE 7: IMPROVEMENTS, REPAIRS, ADDITIONS, REPLACEMENTS

7.01: PREPARATION OF THE PREMISES

Tenant will accept space "as-is" as shown on the attached Exhibits A - 1, A - 2 and A - 3. Tenant shall be responsible for the cost of all alterations and improvements. Any alterations and improvements must first be approved by the Landlord and be performed by contractors also approved by Landlord such approvals not to be unreasonably withheld.

7.02: INTENTIONALLY OMITTED

7.03: DELAYS

If Landlord shall be delayed in substantially completing the work in the Premises as the result of:

      a) delay in delivery to Landlord of any plans, design work and detailed drawing; or

      b) Tenant's requests for Special Work or change to the Working Drawings (notwithstanding Landlord's approval of such changes), or

      c) delays in performance by Tenant or any Person employed by Tenant which shall cause delays in the completion of any work to be done by Landlord or which shall otherwise delay the substantial completion of the Premises, or

      d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees, the Premises shall be deemed to be substantially completed on (and the Term Commencement Date shall be) the estimated Term Commencement Date.

7.04: TENANT'S ACCESS TO PREMISES

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

Tenant and Tenant's agents, at Tenant's sole risk may enter the Premises prior to the Term Commencement Date in order to do such work as may be required to make the Premises ready for Tenant's use and occupancy thereof, such occupancy to be conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and the General Contractor and with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion of operation of the Building, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Term Commencement Date, the same being at Tenant's sole risk.

7.05: ALTERATIONS AND IMPROVEMENTS

Tenant shall not make alterations or additions to the Premises except in accordance with plans and specifications therefore first approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatments of any kind or make improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent, such approval not to be unreasonable withheld or delayed. Without limitation, Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) Landlord's cost of (a) construction or (b) insurance or (ii) Taxes. All alterations and additions (but not Tenant's furniture, fixtures or equipment which Tenant shall have the right to remove at any time) shall be part of the Premises. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, such approval not to be unreasonably withheld or delayed. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefore; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with limits as Landlord may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens therewith to attach to the Premises and immediately to discharge any such liens which may so attach. All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance

Requirements, Landlord shall promptly give notice to Tenant of any observed defects.

7.07: MAINTENANCE

Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain (or cause to be kept and maintained) the Premises in good repair and condition (ordinary wear and tear and damage by fire or casualty only excepted) and (ii) use all reasonable precaution to prevent waste, damage or injury thereto.

7.08: REDELIVERY

On the Lease Termination Date, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever except
(i) Permitted Exceptions and (ii) encumbrances, restrictions or reservations caused by or consented to by Landlord Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or casualty-only excepted) with all damages occasioned by Tenant's removal of Tenant's fixtures or equipment repaired at Tenant's cost to Landlord's satisfaction.

ARTICLE 8: BUILDING SERVICES

8.01: BUILDING SERVICES

Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services.

8.02: OTHER JANITORS

No persons shall be employed by Tenant to do janitorial work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

8.03: ADDITIONAL SERVICES

Tenant will pay the Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost. All charges for Additional Services shall be due and payable within ten
(10) days of the date on which they are billed.

8.04: LIMITATIONS ON LANDLORD'S LIABILITY

Landlord shall not be liable in damages, not in default hereunder, for any failure or delay in furnishing any Basic Service or Additional Service when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant. No such failure or delay so occasioned shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off of any abatement of Rent or of any of Tenant's obligations under this Lease.

8.05: ELECTRIC SERVICE

Landlord shall permit Tenant to receive electrical service directly from the public utility supplying service to the Building and to use (in common with others) the existing feeders, risers, wiring and other electrical facilities serving the Premises for such purpose to the extent they are suitable and safely capable. Tenant shall pay, directly to the utility furnishing the same, all charges for electrical services to the Premises promptly when due.

ARTICLE 9: TENANT'S PARTICULAR COVENANTS

9.01: PAY RENT

Tenant shall pay when due all Rent and all charges for utility services rendered to the Premises not included in Rent and, as further Additional Rent, all charges of Landlord for Additional Services.

9.02: OCCUPANCY OF THE PREMISES

Tenant shall occupy the Premises continuously from the Term Commencement Date for the Permitted Uses only. Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses nor (iv) permit nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.

9.03: SAFETY

Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.

9.04: EQUIPMENT

Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's business machines and mechanical equipment which cause or may cause air-borne or structure-born vibration or noise, so as to eliminate such vibration or noise which may be transmitted to any other Premises.

9.05: ELECTRICAL EQUIPMENT

Tenant shall not, without prior written notice to Landlord in each instance (i) connect to the Building electric distribution system anything other than normal office equipment or (ii) operate such equipment on a regular basis beyond normal Building operating hours. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances of equipment which operate On a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.

9.06: PAY TAXES

Tenant shall pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.

9.07: TENANT'S COVENANTS

Tenant will not vacate, abandon or desert the Premises or cause the Premises to be empty or unoccupied.

ARTICLE 10: REQUIREMENTS OF PUBLIC AUTHORITY

10.01: LEGAL REQUIREMENTS

Tenant shall, at it's own cost and expense, promptly observe and comply with all Legal Requirements relating to Tenant's use of the Premises and not to the Building itself. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.

10.02: CONTESTS

Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

ARTICLE 11: COVENANT AGAINST LIENS

11.01: MECHANICS LIENS

Landlord's right, title and interest in the Premises or the Land or the Building shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic's lien or other lien, charge of order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded, within thirty (30) days after the filing thereof.

11.02: RIGHT TO DISCHARGE

Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid thirty (30) day period or to satisfy such liens within (30) days after any judgment in favor of such lien holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.

ARTICLE 12: ACCESS TO PREMISES

12.01: ACCESS

Landlord or Landlord's agents and designers shall have the right, but not the obligation, to enter upon the Premises at all reasonable times and upon reasonable notice during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers and tenants, but in the latter case only during the last twelve (12) months of the Lease Term.

ARTICLE 13: ASSIGNMENT AND SUBLETTING: OCCUPANCY ARRANGEMENTS.

13.01: SUBLETTING AND ASSIGNMENT

Tenant shall not (either voluntarily or by operation of law) enter into a Prohibited Occupancy Arrangement, and any Prohibited Occupancy Arrangement shall be absolutely void and ineffective for any purpose. Tenant shall not enter into any other Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is Affiliate of Tenant for a period ending when, as and if such Person ceases to be Affiliate of Tenant) without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed.

If Tenant intends to enter into an Occupancy Arrangement which requires Landlord's consent, Tenant shall so notify Landlord in writing, stating the name of (and a financial statement with respect to) the Person whom Tenant intends to enter into such Arrangement, the exact terms of the Arrangement and a precise description of the portion of the Premises intended to be subject thereto. Within sixty (60) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement or (ii) not consent to such Occupancy Arrangement by giving tenant written notice of Landlord's decision such notice will include landlord's reasons for not consenting to a specific Occupancy Arrangement (iii) terminate this Lease with respect to so much of the Premises as is intended to be subject thereto.

If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement on the exact terms described to Landlord within thirty
(30) days of Landlord's consent or comply again with their terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Arrangement, Tenant shall pay to Landlord when received the excess, if any, of amounts received above all reasonable transaction costs, in respect of such Occupancy Arrangement over the Rent.

If Landlord terminates this Lease, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in Section 7.08 hereof.

ARTICLE 14: INDEMNITY

14.01: TENANT'S INDEMNITY

To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees arising from injury to person or property sustained by anyone in and about the Building or the Premises or the Land by reason of an act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) in which Landlord may be impleaded with others upon any such above mentioned matter, claim or claims, except as may result from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful default of Landlord, no part of said damage or loss shall be charged to or borne by Landlord.

14.02: LANDLORD'S LIABILITY

Except for its intentional acts of negligence or the intentional acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or sublessees.

ARTICLE 15: INSURANCE

15.01: LIABILITY INSURANCE

Tenant shall provide or cause to be provided at its expense, and keep in force during the Lease Term, general comprehensive liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord but in any event not less than One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.) with respect to injury or death to more than one person in any one accident of other occurrence and One Million Dollars ($1,000,000,00) with respect to damages to property. Such policy or policies shall include Landlord as an additional insured and have deductibles of no more than $5,000,00. Tenant agrees to deliver certificates of such insurance to Landlord as of the date hereof and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be cancelable without thirty (30) days, written notice to Landlord.

15.02: CASUALTY INSURANCE

Tenant shall cause its improvements to the Premises to be insured for the benefit of Landlord and Tenant as their respective interests may appear, against loss or damage by fire and customary extended coverage in an amount equal to (i) the replacement value thereof, if insurance in such amount is available, or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies. Certificates thereof shall be delivered to Landlord, Landlord shall, at Tenant's cost and expense, cooperate fully with Tenant and execute any and all consents and other instruments and take all other actions necessary to obtain the largest possible recovery. Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

ARTICLE 16: WAIVER OF SUBROGATION

16.01: WAIVER OF SUBROGATION

All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement.

16.02: WAIVER OF RIGHTS

Landlord and Tenant each hereby waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which shall occur on or about the Premises and shall result from any of the perils insured under any and all policies of insurance maintained by

Landlord and Tenant, regardless of cause, including the negligence of either party and their respective agents, officers and employees but only to the extent of recovery, if any under such policy or policies of insurance; provided however, that this waiver shall be invalidated in the event any such insurer would be relieved from the obligation to make payment pursuant to a policy of insurance by reason of this waiver.

ARTICLE 17: DAMAGE OR DESTRUCTION

17.01: SUBSTANTIAL DAMAGE

If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged) or if payment is used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage.

17.02: RESTORATION

If Landlord does not terminate this Lease pursuant to Section 17.01, Landlord shall, within seventy-five (75) days after such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty including Landlord's Work and the value of Landlord's Contribution. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to. Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy.

ARTICLE 18: EMINENT DOMAIN

18.01: TOTAL TAKING

If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

18.02: PARTIAL TAKING

If there occurs a Partial Taking (limited to Partial Takings where the operation of the Building is no longer reasonably feasible), Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of termination accrues, in which event this Lease shall terminate as of the date the Building or Premises is taken by the condemning authority. If upon such Partial Taking this Lease is not terminated, Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of Landlord's Work and the value of Landlord's Contribution. The Landlord shall have no liability for interruption of Tenant's business.

18.03: AWARDS AND PROCEEDS

All Proceeds payable in respect of Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

ARTICLE 19: QUIET ENJOYMENT

19.01: LANDLORD'S COVENANT

Provided that an Event of Default has not occurred and is not then continuing, Tenant shall subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

19.02: SUBORDINATION

This Lease is and shall be subject and subordinate to any mortgage now or hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This Section 19.02 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee shall succeed to the interest of Landlord then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as its Landlord.

19.03: NOTICE TO MORTGAGEE

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of which Tenant shall have received notice from Landlord, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within a reasonable time thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than thirty (30) Business Days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

19.04: OTHER PROVISIONS REGARDING MORTGAGEES

If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. If such mortgagee assumes the obligations of Landlord hereunder, such mortgagee will be liable for breaches of any Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof or taking of possession), all as set forth in Section 25.10 hereof. Tenant may from time to time, at mortgagees request, be required to provide mortgagee with certain financial information pertaining to the Tenant as mortgagee may reasonably request.

ARTICLE 20: DEFAULTS; EVENTS OF DEFAULT

20.01: DEFAULTS

The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such requirements for notice or lapse of time have been met, constitute Events of Default hereunder:

      1)    Occurrence of any event set forth in Article 21 hereof;

      2) The failure of Tenant to pay Rent when the same shall be due and payable and the continuance of such failure for a period of ten (10) days after receipt by Tenant of notice in writing from Landlord specifying such failure;

      3) The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01 and 25.03 hereof and;

      4) The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of twenty (20) days after receipt by Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure.

20.02: TENANT'S BEST EFFORTS

In the event that the Default of which Landlord gives notice is of such a nature that it cannot be cured within such twenty (20) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No Default shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

20.03: ELIMINATION OF DEFAULT

Notwithstanding anything to the contrary contained in this Article 20, in the event that a Default has been cured as hereinabove provided, such Default(s) shall be deemed never to have occurred and Tenant's rights hereunder shall continue unaffected by such Defaults.

ARTICLE 21: INSOLVENCY

21.01: INSOLVENCY

If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.

ARTICLE 22: LANDLORD'S REMEDIES; DAMAGES ON DEFAULT

22.01: LANDLORD'S REMEDIES

If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, which date shall be not less than three (3) Business Days after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services.

If an Event of Default shall occur and be continuing, Landlord shall be relieved of its undertakings under Article 13 hereof.

22.02: SURRENDER

Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord, upon or at any time after any such termination,

Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

22.03: RIGHT TO RELET

At any time from time to time after any such termination, Landlord shall use reasonable efforts to relet the Premises or any part thereof, in the name of Landlord, for such terms or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such reasonable conditions (which may include such concessions or free rent as are then typical in the local real estate market for similar space) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefore. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting except in each event for any failure to use reasonable efforts.

22.04: SURVIVAL OF COVENANTS

No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out or in connection with such termination.

In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Default, the difference between

      1) the aggregate Rent which would have been payable under this" Lease by Tenant from the date of such termination until the Stated Expiration Date, less

      2) the fair and reasonable rental value of the Premises for the same period, excluding all of Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossess costs, brokerage commission, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting.

If the Premises or any part thereof are relet by the Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

22.05: RIGHT TO EQUITABLE RELIEF

If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease provided that the provisions of this Lease shall govern as to notice and grace periods, damages and otherwise to the extent specifically addressed in this Lease.

22.06: RIGHT TO SELF HELP: INTEREST ON OVERDUE RENT

If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligate, to enter upon the Premises and to perform such obligation notwithstanding the tact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default. In performing such obligation, Landlord may make any payment of money of perform any other act. The aggregate of (i) all sums so paid by Landlord,
(ii) interest (at the rate of 1 1/2% per month or the highest rate permitted by law, whichever is less) on such sum plus all Rent not paid when due and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

22.07: FURTHER REMEDIES

Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statute(s); but Tenant in such case shall remain liable to Landlord as hereinbefore provided.

ARTICLE 23: WAIVERS

23.01: NO WAIVERS

Failure of Landlord to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord of any of its rights hereunder. No waiver of any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

ARTICLE 24: SECURITY DEPOSIT

24.01: SECURITY DEPOSIT

Tenant has deposited the Security Deposit with Landlord. Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Though, Landlord may at any time and at its sole discretion decide to use the Security Deposit as prepayment of Rent for the tenth year (last lease year) of this lease. Landlord may commingle the Security Deposit with other funds of Landlord. Landlord shall be liable to Tenant for the payment of interest at 4% per annum which shall be due and payable from the Landlord to Tenant every twelve (12) months from the commencement of this Lease. Interest on Tenants Security Deposit shall only be due and payable as long as Tenant has not entered into an event of default. Landlord may expend such amounts from the Security Deposit as may be necessary to cure any Default and, in such case, Tenant shall pay to Landlord the amount so expended, on demand to restore the Security Deposit to its original amount. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord shall have no further liability to Tenant with respect thereto who shall confirm its obligations hereunder to Tenant. As soon as reasonably practicable after the Lease Termination Date, Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Events of Default hereunder and (iii) if no Event of Default is then continuing, pay the balance of the Security Deposit to Tenant.

ARTICLE 25: GENERAL PROVISIONS

25.01: FORCE MAJEURE

In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

25.02: NOTICES AND COMMUNICATIONS

All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by first class mail, postage prepaid, to the following address:

      a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as the Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or

      b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address, as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord.

Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by first-class registered or certified mail, in which ease it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Pay, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

25.03: CERTIFICATES, ESTOPPEL LETTER

Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the validity and force constituted, (c) as to the existence of any Default or Event of Default, (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (e) as to the Term Commencement Date and Stated Expiration Date, and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Tenant shall in addition, upon request following the Term Commencement Date, within ten (10) Business Days of the request therefore execute and deliver to Landlord a tenant estoppel letter substantially in the form attached hereto as Exhibit G.

25.04: RENEWAL

If this Lease is renewed or extended the provisions of Sections 7.01, 7.02, 7.03, 7.04, and 7.05 of Article 7 hereof shall not require either party to perform the construction obligations set forth therein.

25.05: GOVERNING LAW

This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

25.06: PARTIAL INVALIDITY

If any term, covenant, condition or provision of this Lease or the application thereof to any person Or circumstance shall, at any time or to any extent, be invalid Or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.07: INTERPRETATION; CONSENTS

The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Whenever any consent of Landlord is required to be obtained hereunder, such consent shall hot be unreasonably withheld or delayed.

The term "Landlord" whenever used herein, shall mean only the owner at the time of Landlord's interest herein, and shall upon any sale or assignment (other than as collateral security for a loan) of the interest of the Landlord herein, its respective successors in interest and/or assigns shall, during the term of ownership of its respective estates herein, be deemed to be Landlord and the liability of Landlord, if any, hereunder shall in any event be limited to the Landlord's interest in the Building.

25.08: BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Land and Building shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Land and Building. The obligations of Landlord shall be binding upon the assets of Landlord which comprise of only the Land and Building but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Land and Building in pursuit of its remedies upon an Event of Default hereunder, and the general assets of Landlord and its "partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

25.09: PARTIES

Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto.

25.10: WAIVER OF TRIAL BY JURY

Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises and/or claim or injury or damage.

ARTICLE 26: MISCELLANEOUS

26.01: HOLDOVER CLAUSE

In the event Tenant fails to vacate the premises by the Lease Termination Date, Tenant hereby agrees to pay Landlord two (2) times the monthly rental rate. The "Holdover Rental Rate" shall be paid monthly in advance to Landlord. In determining the "Holdover Rental Rate" Landlord shall charge (2) times the gross monthly rental rate for the last full calendar month under the lease. In addition to the "Holdover Rental Rate", Landlord shall be entitled to seek to recover full damages sustained as a result of said holdover.

26.02: RIGHT OF FIRST REFUSAL

So long as Tenant is not in default under this Lease Tenant shall have the Right of First Refusal to lease the first floor of the Building and all remaining available space on the second floor of the Building. If at any time or from time to time the owner receives an offer from a third party to lease all of or part of the Right of First Refusal space, Landlord shall first notify Tenant, in writing, of the terms and conditions of the Right of First Refusal Offer and the space to which it relates. Tenant shall then have ten (10) business days after receiving the Right of First Refusal Notice to notify Landlord, in writing, that Tenant irrevocable elects to lease Right of First Refusal space specified in the Notice on the same financial terms and conditions as the third party offer but otherwise upon the terms and conditions of this Lease, If Tenant does not elect to lease such space, Landlord shall be free to lease the Right of First Refusal space specified in such Notice to said third party. Tenant shall confirm with Landlord that the rental is on the same terms as the third party offer, rather than on the same rental as the Lease. This article shall subordinate to any and all existing conditions.

26.03: SIGNAGE

Landlord will provide Tenant with signage on the main lobby directory, floor directory and Tenant Suite door.

Tenant at its sole cost and with Landlord's prior written approval shall have the right to place its own identification on the exterior wall of the Building facing Route 495 similar in size and location to that of the current Tenant and in accordance with local zoning ordinance.

26.04: BROKERAGE

Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Lease other than Meredith and Grew and CB Richard Ellis and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Meredith and Grew and CB Richard Ellis.

ARTICLE 27: ENTIRE AGREEMENT

27.01: ENTIRE AGREEMENT

No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

Executed as a sealed instrument as of the 12 day of December, 2001.

                                          LANDLORD: /s/ David P. Depietri
                                                   -----------------------------
                                                By: David P. Depietri
                                               Its: Trustee

                                            TENANT: /s/ Kenneth Zolot
                                                    ----------------------------
                                                By: KENNETH ZOLOT
                                               its: Treasurer & COO

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE is entered into as of the 3 day of June, 2001 by and between 165 FOREST STREET REALTY TRUST OF 1992, a Massachusetts nominee trust recorded in Book, 22791 Page 557 of Middlesex South District ___________________________Registry of Deeds as Landlord ("Landlord") and EGENERA, INC., a Massachusetts corporation, as Tenant ("Tenant").

      WHEREAS, Landlord and Tenant are parties to that certain lease dated December 12, 2000 (the "Lease") pursuant to which Tenant is leasing certain premises known as Suites 200, 300 and 400 and containing approximately 31, 277 rentable square feet, more fully described in the Lease (the "Premises") within the Building located at 165 Forest Street, Marlborough, Middlesex County, Massachusetts together with the right to use the Common Areas and the Land appurtenant to the Premises as each is defined in the Lease; and

      WHEREAS, Landlord and Tenant desire to amend and confirm certain provisions of the Lease as herein provided.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for ten dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Landlord and Tenant agree that there is hereby substituted for the definition of "Term Commencement Date" in Section 1.01 of the Lease the date "January 1, 2001".

      2. Landlord and Tenant further agree that there is hereby added to the definition of "Land" in Section 1.03 of the Lease the words "more fully described on Exhibit H hereto."

      3. Landlord and Tenant further agree that (a) the Landlord under the Lease is David D. Depietri, as Trustee of 165 FOREST STREET REALTY TRUST OF 1992, a Massachusetts nominee trust recorded in Book, 22791 Page 557 of the South District Registry of Deeds and that said David
            D. Depietri signed the Lease solely in his capacity as Trustee and not individually, and (b) the Tenant under the Lease is Egenera, Inc., a Massachusetts corporation and that Kenneth Zolot signed the lease solely in his capacity as Treasurer and COO of Egenera, Inc. and not individually.

      4. Landlord and Tenant hereby ratify and confirm the Lease and agree that except as amended hereby the Lease shall remain unmodified and in full force and effect as heretofore.

WITNESS the execution hereof as an instrument under seal this______ day of February, 2001

                                     LANDLORD:

                                     /s/ David P. Depietri
                                     -------------------------------------------
                                     David P. Depietri, as Trustee of 165 Forest
                                     Street Realty Trust of 1992, and not
                                     individually

                                     TENANT:

                                     EGENERA, INC.,

                                     By: /s/ Kenneth Zolot
                                         ---------------------------------------
                                         Kenneth Zolot, its Treasurer and
                                         COO, and not individually

COMMONWEALTH OF MASSACHUSETTS)
                             )
COUNTY OF MIDDSEX            )

Then personally appeared before me the above-named David P. Depietri, the Trustee of 165 Forest Street Realty Trust of 1992, and acknowledged that he signed, sealed and delivered the foregoing instrument as Trustee as aforesaid as his free act and deed as Trustee of 165 Forest Street Realty Trust, before me.

                                          /s/ Eileen Betts
                                          --------------------------------------
                                          Notary Public
                                          My commission expires: 2-8-02

                                          Notarial Seal

 COMMONWEALTH OF MASSACHUSETTS)
                              )
 COUNTY OF WORCESTER          )

Then personally appeared before me the above-named Kenneth Zolot, the Treasurer and Chief Operating Officer of Egenera, Inc. and acknowledged that he signed, sealed and delivered the foregoing instrument by order of the Board of Directors of such corporation as the free act and deed of said corporation, before me.

                                          /s/ Michelle Buote
                                          --------------------------------------
                                          Notary Public
                                          My commission expires: 10/2/03

                                          Notarial Seal

                             SECOND LEASE AMENDMENT

This Second Lease Amendment ("Second Amendment") is made this 16 day of November, 2001 by and between 165 FOREST STREET REALTY TRUST OF 1992, with a mailing address c/o Rosewood Management Corporation, 293 Boston Post Road West, Suite 320, Marlborough, Massachusetts, 01752 (hereafter referred to as "Landlord") and EGENERA, Inc., a Massachusetts Corporation, with a principal place of business at 165 Forest Street, Marlborough, MA (hereinafter referred to as "Tenant").

                                   WITNESSETH

WHEREAS, Landlord and Tenant have entered into a certain lease dated December 12, 2000 which was amended pursuant to a First Lease Amendment dated June 3, 2001 (hereinafter collectively referred to as the "Lease") wherein Landlord leased to Tenant and Tenant leased from Landlord certain premises consisting of 31,277 square feet (the "original Premises") located on the second, third and fourth floors of the building located at 165 Forest Street, Marlborough, Massachusetts (the "Building").

WHEREAS, Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant additional space located on the second floor of the Building upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this Second Amendment shall have the same meaning ascribed to them in the Lease.

2. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord approximately 6,186 square feet of rentable floor area (hereinafter referred to as the "Expansion Space") located on the second floor of the Building, which Expansion Space is hereby agreed to be that certain space which is shown cross-hatched on Exhibit AX attached hereto and made apart hereof, for a term commencing (the "Expansion Space Commencement Date") on January 1, 2002 and continuing (and including) December 31, 2010. Landlord hereby consents to Tenants work shown on BX.

3. Effective as of the Expansion Space Commencement Date, the Rentable Area of Premises shall be increased by 6,186 rentable square feet (RSF) (the "Expansion Space") to a total of 37,463 RSF of office space and computer lab.

4. Tenant and Landlord hereby agree that Tenant accepts the Expansion Space in an "As Is" condition including the existing furniture presently located in the space.

5. Effective as of the Expansion Space Commencement Date, Section 1.01 OF LEASE AGREEMENT

      a. Delete:

                        "RENTABLE AREA OF PREMISES:             31,277."

      b. Insert:

                        "RENTABLE AREA OF PREMISES:             37,463."

6.    Section 1.01 OF LEASE AGREEMENT

      a. Delete:

         "BASIC RENT:   Delete section and all amendments thereto in their
                        entirety."

      b. Insert:

         "BASIC RENT:   See schedule below:

               RENTABLE                                   MONTHLY
PERIOD        SQUARE FEET   RATE / RSF   ANNUAL RENT       RENT
----------    -----------   ----------   -----------    ----------
1/1/2001 -      31,277        $21.00     $656,817.00    $54,734.75
1231/2001

1/1/2002 -      37,463        $20.66     $773,985.58    $64,498.79
12/31/2005

1/1/2006 -      37,463        $21.66     $811,448.58    $67,620.71
12/31/2010

7. Effective as of the Expansion Lease Commencement Date, Section 1.01 of Lease Agreement is hereby amended by inserting at the end of the definition of Premises the following: "plus the expansion Space shown on the Exhibit AX hereto.

8. Effective as of the Expansion Lease Commencement Date, Section 1.01 of Lease Agreement:

      a. Delete:
                        "TENANT'S SHARE:                        63.88%"

      b. Insert:
                        "TENANT'S SHARE:                        76.51%

9. Landlord and Tenant hereby represent that it has delt with no broker in this expansion of its office space except for Merideth and Grew, Inc. of whose fees shall be paid by Landlord.

In all other respects the Lease is hereby ratified, confirmed, and approved.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed the Second Lease Amendment under seal as of the 16 day of November, 2001

LANDLORD: 165 FOREST STREET REALTY TRUST OF 1992

                  /s/ David P. Depietri
                  ----------------------------------------
                  By: David P. Depietri
                  Its: Trustee

TENANT:   EGENERA, Inc., a Massachusetts Corporation

                  /s/ Kenneth Zolot
                  ----------------------------------------
                  By: Kenneth Zolot
                  Its: Treasurer & Chief Operating Officer

                              THIRD LEASE AMENDMENT

This Third Lease Amendment ("Second Amendment") is made this 4th day of December 2002 by and between 165 FOREST STREET REALTY TRUST OF 1992, with a mailing address c/o Rosewood Management Corporation, 293 Boston Post Road West, Suite 320, Marlborough, Massachusetts, 01752 (hereafter referred to as "Landlord") and EGENERA, Inc., a Massachusetts Corporation, with a principal place of business at 165 Forest Street, Marlborough, MA (hereinafter referred to as "Tenant").

                                   WITNESSETH

WHEREAS, Landlord and Tenant have entered into a certain lease dated December 12, 2000 which was amended pursuant to a First Lease Amendment dated June 3, 2001 and a Second Lease Amendment dated November 16, 2001 (hereinafter collectively referred to as the "Lease") wherein Landlord leased to Tenant and Tenant leased from Landlord certain premises consisting of 37,463 square feet (the "original Premises") located on the second, third and fourth floors of the building located at 165 Forest Street, Marlborough, Massachusetts (the "Building").

WHEREAS, Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant additional space located on the first floor of the Building upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this Third Amendment shall have the same meaning ascribed to them in the Lease.

2. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord approximately 6,026 square feet of rentable floor area (hereinafter referred to as the "Expansion Space") located on the first floor of the Building, which Expansion Space is hereby agreed to be that certain space which is shown cross-hatched on Exhibit AX attached hereto and made a part hereof, for a term commencing (the "Expansion Space Commencement Date") upon execution of the Third Lease Amendment and continuing (and including) through December 31, 2010.

3.    Effective as of the Expansion Space Rent Commencement Date (January 1,
2003), the Rentable Area of Premises shall be increased by 6,026 rentable square feet (RSF) (the "Expansion Space") to a total of 43,489 RSF of office space and computer lab space.

4. Tenant and Landlord hereby agree that Tenant accepts the "Expansion Space" in an "As Is" condition and that Tenant shall have immediate access to the "Expansion Space" upon execution of the Third Lease Amendment. Tenant Agrees to not alter the "Expansion Space" until Landlord has approved any or all alterations in writing, which approval shall not be unreasonably withheld, delayed or denied.

5. Effective as of the Expansion Space Rent Commencement Date, Section 1.01 OF LEASE AGREEMENT

      a. Delete:
                        "RENTABLE AREA OF PREMISES:             37,463".

      b. Insert:
                        "RENTABLE AREA OF PREMISES:             43,489".

6.    Section 1.01 OF LEASE AGREEMENT

      a. Delete:

         "BASIC RENT:   Delete section and all amendments thereto in their
         entirety."

      b. Insert:

         "BASIC RENT:  See schedule below:

              RENTABLE                              MONTHLY
PERIOD       SQUARE FEET   RATE/RSF   ANNUAL RENT     RENT
------       -----------   --------   -----------  ----------
1/1/2001 -     31,277       $21.00    $656,817.00  $54,734.75
12/31/2001

1/1/2002-      37,463       $20.66    $773,985.58  $64,498.79
12/31/2002

1/1/2003 -     43,489       $19.46    $846,295.94  $70,524.66
12/31/2005

1/1/2006-      43,489       $20.87    $907,615.43  $75,634.61
12/31/2010

7. Effective as of the Expansion Lease Commencement Date, Section 1.01 of Lease Agreement is hereby amended by inserting at the end of the definition of Premises the following: "plus the expansion Space shown on the Exhibit AX hereto.

8. Effective as of the Expansion Lease Commencement Date, Section 1.01 of Lease Agreement:

      a. Delete:
                        "TENANT'S SHARE:                        76.51%"

      b. Insert:
                        "TENANT'S SHARE:                        88.82%

9. Landlord and Tenant hereby represent that it has delt with no broker in this expansion of its office space except for Merideth and Grew, Inc. of whose fees shall be paid by Landlord.

In all other respects the Lease is hereby ratified, confirmed, and approved.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed the Third Lease Amendment under seal as of the 4th day of December, 2002

LANDLORD:         165 FOREST STREET REALTY TRUST OF 1992

                  /s/ David P. Depietri
                  ----------------------------------------
                  By: David P. Depietri
                  Its: Trustee

TENANT:           EGENERA, Inc., a Massachusetts Corporation

                  /s/ Thomas F. Sheehan
                  ----------------------------------------
                  By: Thomas F. Sheehan
                  Its:  Chief Financial Officer